UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 28, 2006

Commission File Number: 0-26594

PLM Equipment Growth & Income Fund VII Liquidating Trust
(Exact name of registrant as specified in its charter)

  California         94-3168838
(State of jurisdiction    (I.R.S. Employer
   of Incorporation)     Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 28, 2006, CFHS Leasing, LLC (“CFHS”), an entity in which PLM Equipment Growth & Income Fund VII Liquidating Trust (the “Liquidating Trust”) owns a 48% interest, received $17.6 million from CFHS Holdings, Inc., (“CFHS Holdings”) the lessee of the equipment owned by CFHS. The payment included approximately $3.7 million for the lease of equipment and net proceeds of approximately $13.9 million for the exercise of the purchase option in the lease agreement. The assets sold to CFHS Holdings include all the equipment in the lease agreement. Other than in respect of the lease agreement, there are no material relationships between CFHS Holdings and the Liquidating Trust or any of its affiliates, or any director or officer of the manager of the Liquidating Trust, or any associate of such director or officer.

CFHS distributed $8.5 million of the proceeds to the Liquidating Trust.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Lease agreement dated November 19, 2004 by and among CFHS Holdings, Inc., CFHS Equipment Holding Trust, and CFHS Leasing, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth & Income Fund VII Liquidating Trust

By: PLM Financial Services, Inc.,
        its Trustee

By: s/s Richard K Brock
Richard K Brock
Chief Financial Officer

Date: August 2, 2006

Exhibit Index

Exhibit 10.1 Lease agreement dated November 19, 2004 by and among CFHS Holdings, Inc., CFHS Equipment Holding Trust and CFHS Leasing, LLC (filed herewith).